Exhibit 99.1
Bath & Body Works Reports Third Quarter 2023 Earnings Results
Exceeds Third Quarter Earnings Per Share Guidance and Increases Midpoint of Earnings Per Share
Outlook Range for the Full-Year 2023
COLUMBUS, Ohio – Nov. 16, 2023 - Bath & Body Works, Inc. (NYSE: BBWI) today reported third quarter 2023 results.
Gina Boswell, CEO of Bath & Body Works, commented, “The team delivered third quarter net sales in line with the high end of our expectations and earnings that exceeded our plans. Our performance in the quarter was marked by strong merchandise margin improvement and the ongoing benefits of our cost optimization initiatives. As we close out the year, our team remains focused on delivering a great Holiday assortment and omnichannel experience for customers while leveraging our agility to chase demand. Amidst the ongoing macroeconomic pressures affecting consumers, we continue to execute against our strategic initiatives to drive growth and create long-term value.”
Third Quarter 2023 Results
The company reported net sales of $1.562 billion for the third quarter ended October 28, 2023, a decrease of 2.6% compared to net sales of $1.604 billion for the third quarter ended October 29, 2022.
The company reported earnings per diluted share of $0.52 for the third quarter of 2023, compared to $0.40 for the same period of the prior year. Third quarter operating income was $221 million compared to $202 million last year, and net income was $119 million compared to $91 million last year.
Reported third quarter 2023 net income includes a $12 million pre-tax gain ($9 million after-tax gain) associated with the early extinguishment of debt, resulting from the open market repurchase and retirement of $174 million principal amount of the company’s senior notes during the third quarter.
Excluding the gain on the early extinguishment of debt, adjusted third quarter 2023 earnings per diluted share were $0.48 and adjusted net income was $110 million.
At the conclusion of this press release is a reconciliation of reported‐to‐adjusted results.
2023 Outlook
The company has updated its full-year forecast to reflect better-than-expected bottom line results in the third quarter, the impact of debt and share repurchases in the third quarter, and lower sales expectations for the fiscal year.
For fiscal 2023, the company expects net sales to decline 2.5% to 4% compared to $7.560 billion in 2022. The company now expects full-year 2023 earnings per diluted share to be between $2.99 and $3.19, compared to $3.40 in 2022. The company expects full-year 2023 adjusted earnings per diluted share to be between $2.90 and $3.10. The company’s adjusted earnings per diluted share forecast excludes the gain on the early extinguishment of debt associated with the open market repurchase and retirement of $373 million principal amount of the company’s senior notes through the end of the third quarter.
Fiscal 2023 will include a 53rd week, with the fourth quarter of fiscal 2023 consisting of 14 weeks. The company’s full-year outlook includes the impact of the 53rd week, estimated at approximately $85 million of net sales and 5 cents of earnings per diluted share.
The company expects fourth quarter net sales to decline 1% to 5% compared to $2.889 billion in the fourth quarter of 2022. Fourth quarter earnings per diluted share are expected to be between $1.70 and $1.90, compared to $1.86 earnings per diluted share in the fourth quarter of 2022.

The company’s fourth quarter and full-year outlook exclude the impact of any future debt or share repurchase activity.
Earnings Call and Additional Information
Bath & Body Works, Inc. will conduct its third quarter earnings call at 9:00 a.m. Eastern Standard Time on Nov. 16. To listen, call 877-407-9219 (international dial‐in number: 201-689-8852). For an audio replay, call 877-660-6853 (international replay number: 201-612-7415); access code 13742352 or log onto www.BBWInc.com.
ABOUT BATH & BODY WORKS
Home of America’s Favorite Fragrances®, Bath & Body Works is a global leader in personal care and home fragrance, including top-selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. Powered by agility and innovation, the company’s predominantly U.S.-based supply chain enables the company to deliver quality, on-trend luxuries at affordable prices. Bath & Body Works serves and delights customers however and wherever they want to shop, from welcoming, in-store experiences at more than 1,840 company-operated Bath & Body Works locations in the U.S. and Canada and more than 450 international franchised locations to an online storefront at bathandbodyworks.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:
•general economic conditions, inflation and deflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the seasonality of our business;
•the anticipated benefits from the Victoria’s Secret & Co. spin-off may not be realized;
•the spin-off of Victoria’s Secret & Co. may not be tax-free for U.S. federal income tax purposes;
•our dependence on Victoria’s Secret & Co. for information technology services and the transition of such services to our own information technology systems or to those of third-party technology service providers;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•difficulties arising from turnover in company leadership or other key positions;
•the dependence on store traffic and the availability of suitable store locations on appropriate terms;
•our continued growth in part through new store openings and existing store remodels and expansions;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license and wholesale partners;
•our direct channel business;
•our ability to protect our reputation and our brand image;
•our ability to successfully complete environmental, social and governance initiatives, and associated costs thereof;
•our ability to successfully achieve expected annual cost savings in connection with our profit optimization efforts to reduce expenses and improve operating efficiency in the business;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brand, develop new merchandise and launch new product lines successfully;

•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
•political instability, wars and other armed conflicts, environmental hazards or natural disasters;
•significant health hazards or pandemics, such as the COVID-19 pandemic, which could result in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
•duties, taxes and other charges;
•legal and regulatory matters;
•volatility in currency exchange rates;
•local business practices and political issues;
•delays or disruptions in shipping and transportation and related pricing impacts;
•disruption due to labor disputes; and
•changing expectations regarding product safety due to new legislation;
•our geographic concentration of vendor and distribution facilities in central Ohio;
•our reliance on a limited number of suppliers to support a substantial portion of our inventory purchasing needs;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in foreign currency exchange rates;
•fluctuations in product input costs;
•fluctuations in energy costs;
•our ability to adequately protect our assets from loss and theft;
•increases in the costs of mailing, paper, printing or other order fulfillment logistics;
•claims arising from our self-insurance;
•our and our third-party service providers’, including Victoria’s Secret & Co. during the term of the Transition Services Agreement between us and Victoria’s Secret & Co., ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•our ability to pay dividends and make share repurchases under share repurchase authorizations;
•shareholder activism matters;
•our ability to maintain our credit ratings;
•our ability to service, repurchase or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2022 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and our subsequent filings.
For further information, please contact:
Bath & Body Works, Inc.:
Investor Relations
Heather Hollander
InvestorRelations@bbw.com
Media Relations
Jamison Pack
Communications@bbw.com

BATH & BODY WORKS, INC.
Third Quarter 2023

Total Sales (In millions):

	Third Quarter			Year-to-Date
	2023	2022	% Inc/(Dec)	2023	2022	% Inc/(Dec)
Stores - U.S. and Canada	$1,168	$1,178	(1%)	$3,345	$3,398	(2%)
Direct - U.S. and Canada	317	345	(8%)	926	1,030	(10%)
International (a)	77	81	(5%)	246	244	1%
Total Bath & Body Works	$1,562	$1,604	(3%)	$4,517	$4,672	(3%)
(a)        Results include royalties associated with franchised stores and wholesale sales.

Total Company-Operated Stores:

	Stores			Stores
	1/28/2023	Opened	Closed	10/28/2023
United States	1,693	70	(31)	1,732
Canada	109	2	—	111
Total Bath & Body Works	1,802	72	(31)	1,843

Total Partner-Operated Stores:

	Stores			Stores
	1/28/2023	Opened	Closed	10/28/2023
International	401	39	(10)	430
International - Travel Retail	26	2	—	28
Total International	427	41	(10)	458

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Third Quarter		Year-to-Date
	2023	2022	2023	2022
Net Sales	$1,562	$1,604	$4,517	$4,672
Costs of Goods Sold, Buying and Occupancy	(880)	(926)	(2,618)	(2,666)
Gross Profit	682	678	1,899	2,006
General, Administrative and Store Operating Expenses	(461)	(476)	(1,310)	(1,282)
Operating Income	221	202	589	724
Interest Expense	(84)	(86)	(259)	(262)
Other Income	22	3	68	7
Income Before Income Taxes	159	119	398	469
Provision for Income Taxes	40	28	99	103
Net Income	$119	$91	$299	$366

Net Income per Diluted Share	$0.52	$0.40	$1.31	$1.56

Weighted Average Diluted Shares Outstanding	228	229	229	235

BATH & BODY WORKS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	October 28, 2023	October 29, 2022
ASSETS
Current Assets:
Cash and Cash Equivalents	$412	$295
Accounts Receivable, Net	197	242
Inventories	1,205	1,269
Other	145	142
Total Current Assets	1,959	1,948
Property and Equipment, Net	1,244	1,121
Operating Lease Assets	1,067	1,074
Goodwill	628	628
Trade Name	165	165
Deferred Income Taxes	35	41
Other Assets	145	156
Total Assets	$5,243	$5,133
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$627	$632
Accrued Expenses and Other	590	645
Current Operating Lease Liabilities	192	175
Total Current Liabilities	1,409	1,452
Deferred Income Taxes	167	158
Long-term Debt	4,497	4,860
Long-term Operating Lease Liabilities	1,020	1,039
Other Long-term Liabilities	274	232
Total Equity (Deficit)	(2,124)	(2,608)
Total Liabilities and Equity (Deficit)	$5,243	$5,133

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-to-Date
	2023	2022
Operating Activities:
Net Income	$299	$366
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation of Long-lived Assets	199	162
Share-based Compensation Expense	29	26
Gain on Extinguishment of Debt	(28)	—
Changes in Assets and Liabilities:
Accounts Receivable	29	(3)
Inventories	(499)	(563)
Accounts Payable, Accrued Expenses and Other	117	185
Income Taxes Payable	(114)	(57)
Other Assets and Liabilities	(4)	(49)
Net Cash Provided by Operating Activities	$28	$67

Investing Activities:
Capital Expenditures	$(250)	$(252)
Other Investing Activities	11	—
Net Cash Used for Investing Activities	$(239)	$(252)

Financing Activities:
Payments for Long-term Debt	$(343)	$—
Repurchases of Common Stock	(99)	(1,312)
Dividends Paid	(137)	(140)
Tax Payments related to Share-based Awards	(10)	(32)
Other Financing Activities	(20)	(15)
Net Cash Used for Financing Activities	$(609)	$(1,499)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	$—	$—
Net Decrease in Cash and Cash Equivalents	(820)	(1,684)
Cash and Cash Equivalents, Beginning of Year	1,232	1,979
Cash and Cash Equivalents, End of Period	$412	$295

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In millions, except per share amounts)

	Third Quarter		Year-to-Date
	2023	2022	2023	2022
Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$119	$91	$299	$366
Gain on Extinguishment of Debt	(12)	—	(28)	—
Tax Effect of Gain on Extinguishment of Debt	3	—	7	—
Adjusted Net Income	$110	$91	$278	$366

Reconciliation of Reported Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share
Reported Earnings Per Diluted Share	$0.52	$0.40	$1.31	$1.56
Gain on Extinguishment of Debt	(0.05)	—	(0.12)	—
Tax Effect of Gain on Extinguishment of Debt	0.01	—	0.03	—
Adjusted Earnings Per Diluted Share	$0.48	$0.40	$1.21	$1.56

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
ADJUSTED FORECASTED FINANCIAL INFORMATION
(Unaudited)

	Full-Year
	2023
Reconciliation of Forecasted Earnings Per Diluted Share to Adjusted Forecasted Earnings Per Diluted Share
	Low	High
Forecasted Earnings Per Diluted Share	$2.99	$3.19
Gain on Extinguishment of Debt	(0.12)	(0.12)
Tax Effect of Gain on Extinguishment of Debt	0.03	0.03
Adjusted Forecasted Earnings Per Diluted Share	$2.90	$3.10

The company's forecast excludes the impact of any future debt or share repurchase activity.

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:
Fiscal 2023
In the third quarter of 2023, adjusted results exclude a:
•$12 million pre-tax gain ($9 million net of tax of $3 million), included in other income, associated with the early extinguishment of outstanding notes.
In the second quarter of 2023, adjusted results exclude a:
•$9 million pre-tax gain ($7 million net of tax of $2 million), included in other income, associated with the early extinguishment of outstanding notes.
In the first quarter of 2023, adjusted results exclude a:
•$7 million pre-tax gain ($5 million net of tax of $2 million), included in other income, associated with the early extinguishment of outstanding notes.
Forecasted full-year 2023 adjusted results exclude the following:
•A $28 million pre-tax gain ($21 million net of tax of $7 million), included in other income year-to-date through the third quarter of 2023, associated with the early extinguishment of outstanding notes.
•The impact of any future debt or share repurchase activity.
Fiscal 2022
In the first, second and third quarters of 2022, there were no adjustments to results.
The adjusted financial information should not be construed as an alternative to the results determined in accordance with generally accepted accounting principles. Further, the company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the operations of the company because the adjusted items are not indicative of the company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures for the purpose of evaluating performance internally. The adjusted financial information should be read in conjunction with the company’s historical financial statements and notes thereto contained in the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.
“Total international system-wide retail sales” means the net sales of all Bath & Body Works stores and digital channels located outside North America and owned and/or operated by the company’s franchise, license and wholesale partners. While total international system-wide retail sales are not recorded as net sales by the company, management believes the information is important in understanding the company’s financial performance because these sales are the basis on which the company calculates and records certain net sales for its International business and are indicative of the financial health of the company’s franchise, license and wholesale partners and the prospects for growth of the company’s International business.